Exhibit 1.1

EXECUTION VERSION

$1,150,000,000

COBALT INTERNATIONAL ENERGY, INC.

3.125% Convertible Senior Notes due 2024

UNDERWRITING AGREEMENT

May 8, 2014

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street

New York, New York 10281

As Representatives of the Several Underwriters

Dear Sirs:

1.             Introductory.  Cobalt International Energy, Inc., a Delaware corporation (“Company”), agrees with the several underwriters named in Schedule A hereto (the “Underwriters”), subject to the terms and conditions stated herein, to issue and sell to the several Underwriters $1,150,000,000 aggregate principal amount (the “Firm Securities”) of its 3.125% Convertible Senior Notes due 2024 (the “Securities”) and also proposes to grant to the Underwriters an option, exercisable by the Representatives in accordance with Section 3 hereof, to purchase up to an additional $150,000,000 aggregate principal amount (“Optional Securities”) of Securities, all to be issued under the senior indenture dated as of December 17, 2012 (the “Base Indenture”), as amended and supplemented by a second supplemental indenture thereto to be dated as of May 13, 2014 establishing the form and terms of the Securities pursuant to Sections 2.01 and 2.03 of the Base Indenture (the “Supplemental Indenture,” and the Base Indenture as so supplemented, the “Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).  The Firm Securities and the Optional Securities which the Underwriters through the Representatives may elect to purchase pursuant to Section 3 hereof are herein collectively called the “Offered Securities”.

2.             Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)           Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form S-3 (No. 333-193117), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective.  “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time.  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 8:15 a.m. (Eastern time) on May 8, 2014.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Trust Indenture Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of The New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Underlying Shares” means the shares of Common Stock, if any, into which the Offered Securities are convertible.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)           Compliance with Securities Act Requirements.  (i)(A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii)(A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described in Section 8(b) hereof.

(c)           Automatic Shelf Registration Statement.

(i)            Well-Known Seasoned Issuer Status.  (A)  At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii)           Effectiveness of Automatic Shelf Registration Statement.  The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405.  If immediately prior to the Renewal Deadline, any of the Offered Securities remain unsold by the Underwriters,  the Company will prior to the Renewal Deadline, if it has not already done so and is eligible to do so, file a new automatic shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(iii)          Eligibility to Use Automatic Shelf Registration Form.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form.  If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (A) promptly notify the Representatives, (B) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representatives, (C) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable and (D) promptly notify the Representatives of such effectiveness.  The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the

Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv)          Filing Fees.  The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d)           Ineligible Issuer Status.  (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Offered Securities and (ii) on the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (A) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (B) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(e)           General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, if any, the preliminary prospectus supplement, dated May 7, 2014, including the base prospectus, dated December 30, 2013 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement, which supplements or amends the preliminary prospectus supplement, to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f)            Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus, at a time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The preceding two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(g)           Good Standing of the Company.  The Company has been duly organized, formed or incorporated, as the case may be, and is existing and in good standing under the laws of the State of Delaware, with the power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing as a foreign corporation would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(h)           Subsidiaries.  Each subsidiary of the Company has been duly incorporated or organized and is an existing corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation or organization, with the power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except as would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.  Cobalt International Energy, L.P., Cobalt International Energy Overseas Ltd., Cobalt International Energy Angola Ltd., CIE Angola Block 9 Ltd., CIE Angola Block 20 Ltd., CIE Angola Block 21 Ltd., Cobalt International Energy Gabon Ltd. and CIE Gabon Diaba Ltd. are the only subsidiaries of the Company that own any assets (other than nominal assets) or conduct any business.

(i)            Indenture; Security Interests.  The Indenture has been duly qualified under the Trust Indenture Act; the Indenture has been duly and validly authorized by the Company; the Base Indenture has been executed and delivered by the Company, and when the Supplemental Indenture has been executed and delivered by the Company, the Indenture will have been duly executed and delivered by the Company and, assuming due authorization by the Trustee of the Indenture, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles; and the Indenture will conform in all material respects to the description thereof contained in the General Disclosure Package and the Final Prospectus.

(j)            Offered Securities.  The Offered Securities have been duly and validly authorized by the Company; and when the Offered Securities are delivered by the Company and paid for by the Underwriters in accordance with the terms of this Agreement on the relevant Closing Date for such Offered Securities, such Offered Securities will have been duly executed, authenticated, issued and delivered by the Company and, assuming authentication of such Offered Securities by the Trustee in accordance with the Indenture, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, and will be convertible into cash, shares of Common Stock or a combination of cash and shares of Common Stock in accordance with the terms of the Indenture; and the Offered Securities will conform in all material respects to the description thereof contained in the General Disclosure Package and the Final Prospectus.

(k)           Underlying Shares.  The maximum number of Underlying Shares initially issuable upon conversion of the Offered Securities (including the maximum number of shares of Common Stock that may be issued upon conversion of the Offered Securities in connection with a make-whole fundamental change, assuming the Company elects to issue and deliver solely shares of Common Stock in respect of all such conversions) (the “Maximum Number of Underlying Shares”) has been duly authorized and reserved for issuance upon such conversion and, when issued upon conversion of the Offered Securities in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable; the Underlying Shares conform in all material respects to the description thereof contained in the General Disclosure Package and  in the Final Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, will conform in all material respects to the description thereof contained in the General Disclosure Package and the Final Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities or the Underlying Shares.

(l)            No Finder’s Fee.  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(m)          Registration Rights.  Except as disclosed in the General Disclosure Package and except as have been waived prior to or on the date of this Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “Registration Rights”).

(n)           Listing.  The Maximum Number of Underlying Shares has been approved for listing on The New York Stock Exchange, subject to notice of issuance.

(o)           Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company, except (i) such as have been obtained, or made and such as may be required under state securities laws, or (ii) as may be required by the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(p)           Title to Property.  Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have (i) legal, valid and defensible title to the interests in the oil and natural gas properties described in the Registration Statement, the General Disclosure Package and the Final Prospectus, title investigations having been carried out by the Company and each of its subsidiaries in accordance with the general practice in the oil and gas industry and (ii) good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or currently proposed to be made thereof by them.

(q)           Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement and the Indenture, the issuance and sale of the Offered Securities and the Underlying Shares issuable upon conversion thereof, and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, in the case of clause (iii), where any such breach, violation or default would not, individually or in the aggregate, result in a Material Adverse Effect.  A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(r)            Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party, by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.  Except as disclosed in the General Disclosure Package, there are no orders, writs, judgments, injunctions, decrees, determinations or awards against the Company or any of its subsidiaries by any court or government agency that are material to the Company and its subsidiaries, considered as one enterprise.

(s)            Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(t)            Possession of Licenses and Permits.  Except as disclosed in the General Disclosure Package, the Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(u)           Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(v)           Environmental Laws.  Except as disclosed in the General Disclosure Package, (i)(A) neither the Company nor any of its subsidiaries is in violation of, or has any liability under, any applicable federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (B) neither the Company nor any of its subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (C) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (D) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site or any formerly owned or occupied real property, (E) neither the Company nor any of its subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to applicable Environmental Laws or Hazardous Substances, and (F) to the knowledge of the Company, the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses; except in each case covered by clauses (A) — (F) such as would not individually or in the aggregate have a Material Adverse Effect; (ii) to the knowledge of the Company there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would have a Material Adverse Effect; (iii) to the knowledge of the Company there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect; and (iv) except as disclosed in the General Disclosure Package, the Company has reasonably concluded that the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations, products and financial condition of the Company and its subsidiaries will not, singly or in the aggregate, have a Material Adverse Effect.  For purposes of this subsection “Hazardous Substances” means (1) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (2) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under applicable Environmental Laws.

(w)          Accurate Disclosure.  The statements in (i) the General Disclosure Package and the Final Prospectus under the headings “U.S. Federal Income Tax Considerations”, “Description of Notes” and “Description of Capital Stock”, (ii) the Company’s annual report on Form 10-K for the year ended December 31, 2013 under the heading “Business—Environmental Matters and Regulation”, and (iii) the Company’s proxy statement for its 2014 annual meeting under the heading “Corporate Governance—Certain Relationships and Related Transactions”, in each case, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, and subject to the assumptions, conditions and limitations set forth therein are accurate in all material respects and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(x)           Absence of Manipulation.  The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(y)           Internal Controls and Compliance with the Sarbanes-Oxley Act.  Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with all applicable provisions of Sarbanes-Oxley and Exchange Rules.  The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with authorization of management and directors, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) records are maintained that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the Company’s assets, (iv) unauthorized acquisitions, use or dispositions of the Company’s assets that could have a material effect on the consolidated financial statements are prevented or timely detected and (v) the interactive data in eXtensible Business Reporting Language included as an exhibit to any document incorporated by reference into the Registration Statement is materially accurate in all respects.  The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules.  The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(z)           Absence of Accounting Issues.  Except as set forth in the General Disclosure Package, no member of the Audit Committee has informed the Company that the Audit Committee is reviewing or investigating, or that the Company’s independent auditors or its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(aa)         Litigation.  Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including, to the best of the Company’s knowledge, any inquiries or investigations threatened by any court or governmental agency or body, domestic or foreign) against the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Indenture, or which are otherwise material in the context of the sale of the Offered

Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(bb)         Financial Statements.  The financial statements included in the Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(cc)         No Material Adverse Change in Business.  Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(dd)         Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ee)         Ratings.  No “nationally recognized statistical rating organization”, as such term is defined for purposes of Section 3(a)(62) of the Exchange Act, (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(ff)          Anti-corruption Laws; Money Laundering Laws; Sanctions.  Except as disclosed in the General Disclosure Package, each of the Company, its subsidiaries, and to the Company’s knowledge, its affiliates and any of their respective officers, directors, supervisors, managers, agents, employees, and any other persons acting on its behalf, is not aware of, has not taken, and will not take any action, directly or indirectly, including its participation in the offering, that violates the following laws, has instituted and maintains policies and procedures designed to ensure continued compliance with each of the following laws, and has maintained, and will continue to maintain, books and records as required by, and that ensure continued compliance with, each of the following laws:  (i) anti-corruption laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (ii) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (iii) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(gg)         Taxes.  The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

(hh)         Insurance.  The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are customary for the industry or geographic location in which they participate; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except in each case as set forth in or contemplated in the General Disclosure Package.

(ii)           Independent Petroleum Engineers.  DeGolyer and MacNaughton (“D&M”) and Netherland, Sewell & Associates, Inc. (“NSAI”), who have each delivered the letters referenced to in Section 7(h) hereof (the “D&M Letter” and the “NSAI Letter”, respectively), were, as of the date(s) of the reports referenced in such letters, and are, as of the date hereof, each an independent engineering firm with respect to the Company.

(jj)           Information Underlying the D&M and NSAI Reports.  The factual information underlying the estimates of the Company’s oil and natural gas resources or reserves, as the case may be, which was supplied by the Company to each of D&M and NSAI for the purposes of preparing the resource or reserve reports and estimates of the Company and preparing the D&M Letter and the NSAI Letter, respectively, including, without limitation, costs of operation and development and agreements relating to current and future operations and future sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than intervening market commodity price fluctuations, and except as disclosed in the General Disclosure Package, the Company is not aware of any facts or circumstances that would result in a material adverse change in the estimates of the Company’s oil and natural gas resources or reserves, or the present value of future net cash flows therefrom, as reflected in the reports referenced in the D&M Letter and the NSAI Letter, respectively; the Company has no reason to believe that as of the dates indicated in the Registration Statement, the General Disclosure Package and the Final Prospectus and such resources or reserves have materially declined or decreased since the dates of the reports referenced in the D&M Letter and the NSAI Letter, respectively (other than, in all cases, updates to previous reports prepared by D&M and disclosed to the Representatives).

(kk)         Auditor Independence.  Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

(ll)           OFAC.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not, to its knowledge, directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(mm)      XBRL Language.  The interactive data in eXtensible Business Reporting Language included as an exhibit to any document incorporated by reference into the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

3.             Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.75% of the principal amount thereof, plus accrued and unpaid interest from May 13, 2014 to the First Closing Date (as hereinafter defined), the Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto.

The Company will deliver against payment of the purchase price the Firm Securities to be offered and sold by the Underwriters in the form of one or more permanent global securities in registered form without interest coupons (the “Global Securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC.  Payment for the Firm Securities shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank designated by the Company and acceptable to the Representatives at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 9:00 A.M., New York time, on May 13, 2014, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Firm Securities. The Global Securities will be made available for checking at the above office of Davis Polk & Wardwell LLP at least 24 hours prior to the First Closing Date.

In addition, upon not less than two business days’ written notice from the Representatives given to the Company from time to time, the Underwriters may purchase all or less than all of the Optional Securities for a period beginning on, and including, the date hereof and ending on the date that is 12 days after the First Closing Date, at a purchase price of 97.75% of the principal amount thereof, plus accrued and unpaid interest from May 13, 2014 to the related Optional Closing Date.  The Company agrees to sell to the Underwriters the principal amount of Optional Securities specified in such notice and the Underwriters agree severally and not jointly, to purchase such Optional Securities.  Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the principal amount of Firm Securities set forth opposite such Underwriter’s name in Schedule A hereto bears to the total principal amount of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities.  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives on behalf of the several Underwriters but shall not be later than seven full business days after written notice of election to purchase Optional Securities is given.  Payment for the Optional Securities being purchased on each Optional Closing Date and to be offered and sold by the Underwriters shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank designated by the Company and acceptable to the Representatives at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017

at 9:00 A.M., New York time, on such Optional Closing Date against delivery to the Trustee of the Global Securities representing all of the Optional Securities being purchased on such Optional Closing Date.

4.             Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.             Certain Agreements of the Company.  The Company agrees with the several Underwriters that:

(a)           Filing of Prospectuses.  The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement.  The Company has complied and will comply with Rule 433.

(b)           Filing of Amendments: Response to Commission Requests.  The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without providing the Representatives a reasonable opportunity to consent (other than by filing documents under the Exchange Act that are incorporated by reference therein); provided that in the case of filing documents under the Exchange Act that are incorporated by reference prior to the termination or conclusion of the offering of the Offered Securities (the “Cut-Off Date”), the Representatives shall previously have been furnished a copy of the proposed amendment (or supplementation); and the Company will also advise the Representatives promptly of (i) the filing and effectiveness of any amendment or supplementation of the Registration Statement or any Statutory Prospectus prior to the Cut-Off Date, (ii) any request by the Commission or its staff  prior to the Cut-Off Date for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission prior to the Cut-Off Date of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)           Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)           Rule 158.  As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) and Rule 158 under the Act.

(e)           Furnishing of Prospectuses.  The Company will furnish to the Representatives signed copies of the Registration Statement including all exhibits, each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request.  The Final Prospectus shall be so furnished on or prior to 5:00 P.M., New York time, on the business day following the execution and delivery of this Agreement (unless otherwise agreed by the Representatives).  All other such documents shall be so furnished as soon as available.  The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)            Blue Sky Qualifications.  The Company will cooperate with the Representatives for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such states and other jurisdictions as the Representatives designate and to continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)           Reporting Requirements.  During the period of three years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) for a period one year hereafter, such other information concerning the Company as the Representatives may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system, it is not required to furnish such reports or statements to the Underwriters.

(h)           Payment of Expenses.  The Company agrees with the several Underwriters that the Company will pay all expenses incidental to the performance of the obligations of the Company under this Agreement and the Indenture, including, but not limited to, (i) the fees and expenses of the Trustee and its professional advisers, (ii) any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, (iii) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including 50% of the costs of chartering airplanes, (iv) fees and expenses incident to listing the Underlying Shares on The New York Stock Exchange and other national and foreign exchanges and (v) fees and expenses in connection with the registration of the Offered Securities under the Exchange Act and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.  Except as otherwise provided by this Agreement, the Underwriters shall pay their own costs and expenses in connection with the transactions contemplated hereby, including, without limitation, the fees and expenses of their counsel.

(i)            Use of Proceeds.  The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j)            Absence of Manipulation.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k)           Restriction on Sale of Securities.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to any shares of Common Stock or any securities convertible into or exchangeable or exercisable for any shares of

Common Stock (“Lock-Up Securities”):  (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives.  The Lock-Up Period will commence on the date hereof and continue for 30 days after the date hereof or such earlier date that the Representatives consent to in writing.  The restrictions set forth in this Section 5(k) shall not apply to:  (A) the sale of the Offered Securities to the Underwriters; (B) the issuance of any Underlying Shares upon conversion of the Offered Securities; (C) grants of employee or non-employee director stock options or restricted stock or restricted stock units in the ordinary course of business and in accordance with the terms of a stock plan existing on the Closing Date and described in the General Disclosure Package; (D) the issuance of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security granted under employee or non-employee director stock plans existing on or otherwise outstanding on the Closing Date and described in the General Disclosure Package; (E) the filing of a registration statement on Form S-8 relating to the offering of securities in accordance with the terms of a stock plan in effect on the Closing Date and described in the General Disclosure Package; or (F) the registration of shares of Common Stock pursuant to the terms of Registration Rights granted in connection with the Company’s initial public offering.

(l)            Underlying Shares.  The Company will reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue Underlying Shares upon conversion of the Offered Securities.  The Company will use all reasonable best efforts to maintain the listing of the Maximum Number of Underlying Shares on The New York Stock Exchange for so long as any Offered Securities are outstanding.

(m)          Conversion Rate.  Between the date hereof and the First Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion rate (as defined in the General Disclosure Package) of the Securities.

6.             Free Writing Prospectuses; Term Sheets.  (a)  The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”.  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus”, as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b)           The Company will prepare a final term sheet relating to the Offered Securities, containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Offered Securities.  Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement.  The Company consents to the use by any Underwriter of any free writing prospectus that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Prospectus or (ii) does not contain any material information about the Company or its securities that was provided by or on behalf of the Company, it being understood and agreed that the Company shall not be responsible to any Underwriter for any liability arising from any inaccuracy in such free writing prospectus referred to in clause (i) or (ii) that results from an inconsistency with the information in the General Disclosure Package or the Final Prospectus.

7.             Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)           Accountants’ Comfort Letter.  The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance acceptable to the Representatives.

(b)           Filing of Prospectuses.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof.  Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c)           No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) downgrading in the rating of the Company or any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on The New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)           Opinions of Counsel for the Company.  The Representatives shall have received an opinion and 10b-5 letter, each dated the Closing Date, of Davis Polk & Wardwell LLP, counsel for the Company, in the form of Schedule C hereto.

(e)           Opinion of Counsel for Underwriters.  The Representatives shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)            Officers’ Certificate.  The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that:  (i) the representations and warranties of the Company in this Agreement are true and correct; (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and (iv) subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(g)           Lock-Up Agreements.  On or prior to the date hereof, the Representatives shall have received lockup letters from each of the persons listed in Schedule D hereto.

(h)           D&M and NSAI Letters.  The Representatives shall have received a letter, dated the date hereof from each of D&M and NSAI in the forms of Schedule E and Schedule F, respectively, hereto.

(i)            Exchange Listing.  The Maximum Number of Underlying Shares shall have been approved for listing on The New York Stock Exchange.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.  The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.             Indemnification and Contribution.  (a)  Indemnification of Underwriters.  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)                   Indemnification of Company.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter:  the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and the description of stabilizing transactions, overallotment transactions, syndicate transactions and penalty bids under the caption “Underwriting—Pricing Stabilization, Short Positions and Penalty Bids”.

(c)                   Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section or Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above or Section 10, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above or Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above or Section 10.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section or Section 10, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)                   Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the aggregate proceeds (less underwriters’ discounts and commissions, but before other expenses) from the offering received by the Company bear to the total underwriting discounts and commissions received by the Underwriters from the Company under this Agreement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.             Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date.  If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination).  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.          Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 and Section 10 shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.          Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to Goldman, Sachs & Co., 200 West Street, New York, New York 10282 and RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, New York, New York 10281, with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, N.Y. 10022, Attention:  Robert Evans III, Esq., or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Cobalt International Energy, Inc., Cobalt Center, 920 Memorial City Way, Suite 100, Houston, Texas 77024, Attention: Associate General Counsel and Secretary, with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, N.Y. 10017, Attention:  Richard D. Truesdell, Jr., Esq.; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.          Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.          Representation.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

14.          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of the signature pages to this Agreement by telecopier, facsimile or other electronic transmission (e.g., a “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart thereof.

15.          Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)                   No Other Relationship.  The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b)                   Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                   Absence of Obligation to Disclose.  The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)                   Waiver.  The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16.          Patriot Act Notice.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17.          Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

COBALT INTERNATIONAL ENERGY, INC.

By:	/s/ Joseph H. Bryant
Name: Joseph H. Bryant
Title: Chairman and Chief Executive Officer

[signature page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed
  and accepted as of the date first above written.

GOLDMAN, SACHS & CO.

By:	/s/ Adam T. Greene
Name: Adam T. Greene
Title: Vice President

RBC CAPITAL MARKETS, LLC

By:	/s/ Andrew Apthorpe
Name: Andrew Apthorpe
Title: Managing Director, Global Co-Head

Acting on behalf of themselves and as the
Representatives of the several Underwriters.

[signature page to Underwriting Agreement]

SCHEDULE A

Underwriter	Principal Amount of Firm Securities to be Purchased
Goldman, Sachs & Co.	$449,777,778
RBC Capital Markets, LLC	449,777,778
Credit Suisse Securities (USA) LLC	143,111,112
Lazard Capital Markets LLC	53,666,666
Citigroup Global Markets Inc.	53,666,666
Total	$1,150,000,000

A-1

SCHEDULE B

1.  General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

A.  Final pricing term sheet, dated May 8, 2014, a copy of which is attached hereto as Schedule F

2. Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

None.

B-1

SCHEDULE C

FORM OF DAVIS POLK & WARDWELL LLP OPINION AND 10B5-1 LETTER

I. Form of Davis Polk & Wardwell LLP Opinion

We have also participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333-193117) (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company, the preliminary prospectus supplement dated May 7, 2014 relating to the Securities (the “Preliminary Prospectus Supplement”), the free writing prospectus set forth in Schedule B to the Underwriting Agreement and the prospectus supplement dated May 8, 2014 relating to the Securities (the “Prospectus Supplement”). To our knowledge, no stop order suspending the effectiveness of the registration statement has been issued.  The registration statement became effective under the Act and the Indenture qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), upon the filing of the registration statement with the Commission on December 30, 2013 pursuant to Rule 462(e).  The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated December 30, 2013 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the free writing prospectus set forth in Schedule B to the Underwriting Agreement, is hereinafter called the “Disclosure Package.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

1.                                      The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and the Company has corporate power and authority to issue the Securities, to enter into the Underwriting Agreement and to perform its obligations thereunder.

2.                                      The Supplemental Indenture has been duly authorized, executed and delivered by the Company and the Indenture is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to the (w) enforceability of any waiver of rights under any usury or stay law, (x) validity, legally binding effect or enforceability of Section 11.03 of the Supplemental Indenture or any related provision in the Securities that requires or relates to adjustments to the conversion rate at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture and (y) validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

3.                                      The Securities have been duly authorized and when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued, provided that we express no opinion as to the (w) enforceability of any waiver of rights under any usury or stay law, (x) validity, legally binding effect or enforceability of any provision in the Securities that requires or relates to adjustments to the conversion rate at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture and (y) validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

4.                                      The Securities are convertible into cash and/or shares of Underlying Securities in accordance with the terms of the Indenture; the Underlying Securities initially issuable upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable; and the issuance of the Underlying Securities is not subject to any preemptive rights pursuant to the General Corporation Law of the State of Delaware, the certificate of incorporation or by-laws of the Company or any agreement governed by the laws of the State of New York that is an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

5.                                      The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

6.                                      The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

7.                                      The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus.  Except as disclosed in the Prospectus or except as have been waived prior to the date hereof, there are no contracts, agreements or understandings to our knowledge between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any registration statement filed by the Company under the Act.

8.                                      The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Indenture, the Securities and the Underwriting Agreement (collectively, the “Documents”) will not contravene (i) any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents, or the General Corporation Law of the State of Delaware, provided that we express no opinion as to federal or state securities laws, (ii) the certificate of incorporation or by-laws of the Company or (iii) any agreement listed on Schedule A hereto.

9.                                      No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents, or the General Corporation Law of the State of Delaware, is required for the execution, delivery and performance by the Company of its obligations under the Documents, except such as have been obtained and such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

We have considered the statements included in the Prospectus under the captions “Description of Debt Securities,” “Description of Notes” and “Description of Capital Stock” insofar as they summarize provisions of the Indenture, the Securities, and the certificate of incorporation and by-laws of the Company (however, no opinion is being expressed on the number of shares of capital stock outstanding). In our opinion, such statements fairly summarize these provisions in all material respects. The statements included in the Prospectus under the caption “U.S. Federal Income Tax Considerations,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, in our opinion fairly and accurately summarize the matters referred to therein in all material respects.

II. Form of Davis Polk & Wardwell LLP 10b5-1 Letter

We have participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333-193117) (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company, the preliminary prospectus supplement dated May 7, 2014 (the “Preliminary Prospectus Supplement”) relating to the Securities, the free writing prospectus set forth in Schedule B to the Underwriting Agreement and the prospectus supplement dated May 8, 2014 relating to the Securities (the “Prospectus Supplement”). To our knowledge, no stop order suspending the effectiveness of the registration statement has been issued. The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated December 30, 2013 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the free writing prospectus set forth in Schedule B to the Underwriting Agreement for the Securities are hereinafter referred to as the “Disclosure Package.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

(i)                                     the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

(ii)                                  nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Securities:

(a)                                 on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b)                                 at 8:15 A.M. New York City time on May 8, 2014, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)                                  the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SCHEDULE D

LIST OF PERSONS SUBJECT TO LOCK-UP AGREEMENTS
PURSUANT TO SECTION 7(g)

Management

Joseph H. Bryant
Michael D. Drennon
James W. Farnsworth
Lynne L. Hackedorn

James H. Painter

Gregory S. Sills
Richard A. Smith

Jeffery A. Starzec
Van P. Whitfield
John P. Wilkirson

Directors

Jack E. Golden
Kay Bailey Hutchison

Jon A. Marshall
Kenneth W. Moore
Myles W. Scoggins
D. Jeff van Steenbergen

William P. Utt
Martin H. Young, Jr.

D-1

SCHEDULE E

D&M LETTER

[follows]

E-1

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

May 7, 2014

To the Representatives of the Several Underwriters named in Schedule A to the underwriting agreement referred to below:

Ladies and Gentlemen:

This letter, which is written at the request of Cobalt International Energy, Inc. (“Cobalt”), is being delivered to the Underwriters (as defined below) pursuant to the terms of an underwriting agreement between Cobalt and the Underwriters named in Schedule A thereto (the “Underwriters”) relating to the public offering  by Cobalt of its Convertible Senior Notes due 2024 (the “Securities”), convertible in cash, shares of common stock, par value $0.01 per share, of Cobalt (“Common Stock”) or a combination of cash and shares of Common Stock, at Cobalt’s election, which are being offered by Cobalt pursuant to the prospectus supplement dated May 7, 2014, and the accompanying prospectus dated December 30, 2013, (collectively, the “Prospectus”).

Our “Report as of December 31, 2010, on the Prospective Resources of Certain Prospects attributable to Cobalt International Energy, Inc. in Various OCS Blocks in the Gulf of Mexico Offshore the United States and Various Offshore License Areas Angola and Gabon, West Africa Executive Summary” presented our conclusions regarding our estimates of the prospective resources attributable to interests of Cobalt as of December 31, 2010 (such report, the “Prospective Resources Report”).  Our “Report as of December 31, 2010, on the Prospective Resources of Certain Prospects attributable to Cobalt International Energy, Inc. in Offshore License Block 20 Angola, West Africa Executive Summary” presented our conclusions regarding our estimates of the prospective resources attributable to Block 20 interests of Cobalt as of December 31, 2010 (such report, the “Block 20 Prospective Resources Report”).  Our “Report as of December 31, 2010, on the Contingent Resources owned by Cobalt International Energy, Inc. Executive Summary” presented our conclusions regarding our estimates of the contingent resources attributable to interests of Cobalt as of December 31, 2010 (such report, the “Contingent Resources Report”).  Our “Appraisal Report as of December 31, 2010, on Reserves owned by Cobalt International Energy, Inc. Executive Summary” presented our conclusions regarding our estimates of the reserves attributable to the interests of Cobalt as of December 31, 2010 (such report, the “Reserves Report”).  The Prospective Resources Report, the Block 20 Prospective Resources Report, the Contingent Resources Report, and the Reserves Report collectively are referred to herein as the “D&M Reports.”

In connection with the foregoing, we hereby inform you as follows:

1.  As of the date of this letter and as of the date of the D&M Reports, we are and were independent reserves engineers with respect to Cobalt.  Neither we, nor to our knowledge, any of our employees, officers, or directors, own interests in the oil and gas properties included in the D&M Reports.  We have not been employed by Cobalt on a contingent basis.

2.  The estimates of Cobalt’s prospective and contingent resources contained in the D&M Reports, and the computations made in connection therewith, were, unless otherwise stated, made in accordance with the Petroleum Resources Management System approved in March 2007 by the Society of Petroleum Engineers, the World Petroleum Council, the American Association of Petroleum Geologists, and the Society of Petroleum Evaluation Engineers.  The estimates of Cobalt’s reserves contained in the D&M Reports, and the computations made in connection therewith, were, unless otherwise stated, made as of December 31. 2010, in accordance with the regulations promulgated by the United States Securities and Exchange Commission.

This letter has been prepared at the request of Cobalt and it has represented that this letter is solely for the information of the addressees and to assist the Underwriters in conducting and documenting their investigation of the affairs of Cobalt in connection with the offering of the securities covered by the Prospectus, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including, but not limited to, the registration, purchase, or sale of securities covered by the Prospectus.It is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including, but not limited to, the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Prospectus or any other document, except that reference may be made to in in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Prospectus.

Very truly yours,

DeGOLYER and MacNAUGHTON

Texas Registered Engineering Firm F-716

2

SCHEDULE F

NSAI LETTER

[follows]

F-1

May 8, 2014

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

and

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street

New York, New York 10281

As Representatives of the Several Underwriters

Ladies and Gentlemen:

This letter, which is written at the request of Cobalt International Energy, Inc. (the “Company”), is being delivered to the underwriters, pursuant to the terms of an underwriting agreement among the Company and the underwriters, named therein (the “underwriters”), relating to the public offering of the Company’s Convertible Senior Notes due 2024 (the “Securities”), which are being offered by the Company pursuant to the preliminary prospectus supplement dated May 7, 2014 (the “Prospectus Supplement”).

We prepared a report dated as of January 20, 2014, relating to the proved undeveloped reserves and future revenue, as of December 31, 2013, of the Company’s interest in Heidelberg Field, Green Canyon Block 859 Unit, which includes Green Canyon Blocks 859, 860, 903, 904, and 948, located in federal waters in the Gulf of Mexico (the “Reserves Report”).

The Reserves Report presents our conclusions regarding our estimates of the reserves attributable to interests of the Company, as of December 31, 2013.

In connection with the foregoing, we hereby inform you as follows:

1.   As of the date of this letter and as of the date of the Reserves Report, we are and were independent reserves engineers with respect to the Company as provided in the standards pertaining to the estimating and auditing of oil and gas reserves information promulgated by the Petroleum Resources Management System approved in March 2007 by the Society of Petroleum Engineers, the World Petroleum Council, the American Association of Petroleum Geologists, and the Society of Petroleum Evaluation Engineers.  Neither we, nor to our knowledge, any of our employees, officers, or directors, own interests in the oil and gas properties included in the Reserves Report.  We have not been employed by the Company on a contingent basis.

2.   The estimates of the Company’s reserves contained in the Reserves Report were prepared in accordance with the definitions and guidelines and of the U.S. Securities and Exchange Commission.

3.   The document included herewith as Exhibit A is a true, correct, and complete copy of our Reserves Report.

4.   Nothing has come to our attention that would lead us to believe that any disclosures, statements, or references in the Prospectus Supplement to the oil and gas properties included in the Reserves Report are as of such date, inaccurate or inconsistent with the Reserves Report in any material respect.  The proved undeveloped reserves and future revenue contained in the Reserves Report were based on economic parameters and operating conditions applicable as of December 31, 2013.

This letter has been prepared at the request of the Company, and it has represented that this letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the Securities covered by the Prospectus Supplement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including, but not limited to, the registration, purchase, or sale of Securities, nor is it to be filed with or referred to in whole or in part in the Prospectus Supplement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Prospectus Supplement.

Sincerely,

NETHERLAND, SEWELL & ASSOCIATES, INC.
Texas Registered Engineering Firm F-2699

By:
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

SCHEDULE G

PRICING TERM SHEET

[follows]

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Pricing Term Sheet	Issuer Free Writing Prospectus
Dated May 8, 2014	Filed Pursuant to Rule 433
Registration Statement No. 333-193117
supplementing the Preliminary
Prospectus Supplement dated May 7, 2014
(To Prospectus dated December 30, 2013)

Cobalt International Energy, Inc.

3.125% Convertible Senior Notes due 2024

The information in this pricing term sheet relates to Cobalt International Energy, Inc.’s offering of its 3.125% Convertible Senior Notes due 2024 (the “Offering”) and should be read together with the preliminary prospectus supplement dated May 7, 2014 relating to the Offering (the “Preliminary Prospectus Supplement”) and the accompanying prospectus dated December 30, 2013, including the documents incorporated by reference therein, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and relating to the Registration Statement No. 333-193117.  Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement. All references to dollar amounts are references to U.S. dollars.

Issuer:	Cobalt International Energy, Inc. (“Cobalt”)

Ticker / Exchange:	CIE / The New York Stock Exchange (“NYSE”)

Notes:	3.125% Convertible Senior Notes due 2024 (the “Notes”)

Aggregate principal amount offered
(excluding the underwriters’
over-allotment option):	$1,150,000,000

Public offering price, underwriting
discounts and proceeds, before
expenses, to Cobalt:	The following table shows the public offering price, underwriting discounts and proceeds, before expenses, to Cobalt:

	Per Note	Total
Public offering price	$1,000.00	$1,150,000,000.00
Underwriting discounts	$22.50	$25,875,000.00
Proceeds, before expenses, to us	$977.50	$1,124,125,000.00

Underwriters’ over-allotment option:	$150,000,000 aggregate principal amount of Notes

Trade date:	May 8, 2014

Settlement date:	May 13, 2014

Interest:	The Notes will bear interest at a rate equal to 3.125% per annum from May 13, 2014

Interest payment dates:	May 15 and November 15 of each year, beginning on November 15, 2014

Stated maturity date:	May 15, 2024

NYSE last reported sale price on
May 7, 2014:	$18.45 per share of Cobalt common stock

Conversion premium:	Approximately 25% above the NYSE last reported sale price on May 7, 2014

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Initial conversion price:	Approximately $23.06 per share of common stock

Initial conversion rate:	43.3604 shares of common stock per $1,000 principal amount of Notes

Joint book-running managers:	Goldman, Sachs & Co.
RBC Capital Markets, LLC

Co-managers:	Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Lazard Capital Markets LLC

CUSIP/ISIN:	19075F AB2 / US19075FAB22

Optional redemption:

Cobalt may not redeem the Notes prior to May 15, 2019. On or after May15, 2019, Cobalt may redeem for cash all or any portion of the Notes, at its option, but only if the Last Reported Sale Price (as defined in the Preliminary Prospectus Supplement under “Description of Notes—Conversion Rights—Settlement Upon Conversion”) of its common stock for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading-day period ending on, and including, the second trading day immediately preceding the date on which Cobalt provides notice of redemption, exceeds $30.00 (subject to adjustment as described in the Preliminary Prospectus Supplement under “Description of Notes—Optional Redemption”) on each applicable trading day. The redemption price will equal 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the Notes.

Cobalt will give notice of any redemption not less than 30 calendar days nor more than 60 calendar days before the redemption date. See “Description of Notes—Optional Redemption” in the Preliminary Prospectus Supplement.

Fundamental change:

If Cobalt undergoes a “fundamental change” (as defined in the Preliminary Prospectus Supplement under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), subject to certain conditions, holders of the Notes may require Cobalt to repurchase for cash all or part of their Notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes” in the Preliminary Prospectus Supplement.

Use of proceeds:

Cobalt expects to receive net proceeds from the Offering of approximately $1,123,125,000 (or approximately $1,269,750,000 if the underwriters exercise their over-allotment option in full), after deducting underwriting discounts and estimated offering expenses payable by Cobalt. Cobalt intends to use the net proceeds to it from the Offering to fund its capital expenditures and for general corporate purposes.

Adjustment to conversion rate upon a
make-whole fundamental change:

The table below sets forth the number of additional shares, if any, of common stock to be added to the conversion rate per $1,000 principal amount of Notes that are converted in connection with a “make-whole

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fundamental change” as described in the Preliminary Prospectus Supplement, based on the stock price and effective date of the make-whole fundamental change.

	Stock Price
Effective Date	$18.45	$19.00	$20.00	$21.50	$23.06	$26.00	$30.00	$37.50	$45.00	$60.00	$75.00	$100.00	$125.00
May 13, 2014	10.8401	10.8401	10.8401	9.4853	8.1922	6.3551	4.6344	2.6710	1.6240	0.7046	0.3327	0.0619	0.0000
May 15, 2015	10.8401	10.8401	10.0642	8.5806	7.3321	5.5929	4.0021	2.2395	1.3324	0.5782	0.2730	0.0451	0.0000
May 15, 2016	10.8401	10.3178	9.1373	7.6764	6.4704	4.7954	3.3314	1.7821	1.0245	0.4462	0.2090	0.0267	0.0000
May 15, 2017	10.8401	9.5427	8.3376	6.8498	5.6302	4.0074	2.6316	1.2960	0.7021	0.3102	0.1425	0.0084	0.0000
May 15, 2018	10.8401	8.9541	7.6482	6.0520	4.7658	3.0892	1.7927	0.7049	0.3482	0.1609	0.0700	0.0000	0.0000
May 15, 2019	10.8401	8.8519	7.3909	5.5465	3.9970	1.8681	0.0197	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2020	10.8401	9.1596	7.6409	5.6946	4.0895	1.8784	0.0202	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2021	10.8401	9.5667	7.9553	5.9185	4.2073	1.9042	0.0235	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2022	10.8401	9.9111	8.2258	6.0875	4.3160	1.9226	0.0258	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2023	10.8401	9.9077	8.1021	5.8797	4.0754	1.7238	0.0139	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2024	10.8401	9.2711	6.6396	3.1512	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•                  If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•                 If the stock price is greater than $125.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•                 If the stock price is less than $18.45 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of Notes exceed 54.2005 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Prospectus Supplement.

Cobalt has filed a registration statement (including the Preliminary Prospectus Supplement dated May 7, 2014 and the accompanying prospectus dated December 30, 2013) with the Securities and Exchange Commission, or SEC, for the Offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement, the accompanying prospectus in that registration statement and documents incorporated by reference therein which Cobalt has filed with the SEC for more complete information about Cobalt and the Offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may be obtained from Goldman, Sachs & Co., 200 West St., New York, NY 10282, Attention: Prospectus Department, by calling 866-471-2526 or by emailing prospectusi-ny@ny.email.gs.com, or RBC Capital Markets, LLC, 3 World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281-8098; Attention: Equity Syndicate, by calling 877-822-4089 or by faxing 212-428-6260.

This communication should be read in conjunction with the Preliminary Prospectus Supplement dated May 7, 2014 and the accompanying prospectus dated December 30, 2013. The information in this communication supersedes the information in the Preliminary Prospectus Supplement and the accompanying prospectus to the extent inconsistent with the information in such Preliminary Prospectus Supplement and accompanying prospectus. Terms used but not defined herein have the meanings given in the Preliminary Prospectus Supplement.

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ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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